UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 5, 2015

Dynamic Materials Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road

Boulder, Colorado  80301

(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.

On March 5, 2015, the Audit Committee of the Board of Directors (the “Audit Committee”) of Dynamic Materials Corporation (the “Company”) concluded, after review and discussion with management and the Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), that the Company incorrectly accounted for income tax expense and related deferred tax assets and liabilities at its business entities in Germany. The accounting error and related internal control issue described below were observed during the course of the external audit and, upon investigation by management, it was determined restatement of the consolidated financial statements and reevaluation of internal controls was necessary. As a result of this determination, the Company plans to restate its consolidated financial statements for the years ended December 31, 2013 and 2012, the four quarters of 2013, and the first, second and third quarters of 2014 (the “Relevant Financial Statements”), primarily to reflect this correction as well as to correct other items. Consequently, the Audit Committee concluded that the Relevant Financial Statements and related disclosures included in the Company’s annual reports on Form 10-K for the years ended December 31, 2013 and 2012 and each of the quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2014 and 2013 should no longer be relied upon. Management’s report on internal controls over financial reporting for the year ended December 31, 2013 also should no longer be relied upon. Additionally, EY’s opinions on the consolidated financial statements for the years ended December 31, 2013 and 2012, as well as EY’s opinion on the effectiveness of internal control over financial reporting as of December 31, 2013, should no longer be relied upon. Similarly, related press releases and Company presentations describing the Relevant Financial Statements should no longer be relied upon.

The Company estimates that the corrected accounting for the years ended December 31, 2013 and 2012 would decrease net income for the period by approximately $1.25 to $1.75 million and $400,000 to $700,000, respectively. These non-cash items do not change the Company’s revenues, do not affect the Company’s cash balances and have no effect on the Company’s future operations.

The Company anticipates including in its 2014 annual report on Form 10-K restated, audited consolidated financial statements, including the consolidated balance sheet as of December 31, 2013 and the consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2013. Additionally, the Company will include footnote disclosure of the restated interim financial information for the four quarters included in the fiscal year ended December 31, 2013 and the first three quarters included in the fiscal year ended December 31, 2014, along with reconciliations of the previously issued annual and quarterly financial information to the restated information.

The Company’s Chief Executive Officer and Chief Financial Officer, in consultation with the Audit Committee, concluded that a material weakness in the Company’s internal control over financial reporting existed as of December 31, 2014 and as of the end of each of the periods reported in the Relevant Financial Statements. The Company’s evaluation of the effectiveness of its internal control over financial reporting will be included with the Company’s 2014 annual report on Form 10-K. In consultation with the Audit Committee and its counsel, the Company intends to enhance its procedures and controls based on information identified during the Audit Committee’s review and the restatement process.

The Audit Committee has discussed with EY the matters described above.

The Company’s press release announcing the restatement is included as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: March 6, 2015	By:	/s/ Michael Kuta
Michael Kuta
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, March 6, 2014.